                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  FORM 8-K/A


                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)    December 10, 1998
                                                    -----------------


                       Miami Computer Supply Corporation
                       ---------------------------------
            (Exact name of registrant as specified in its charter)


          Ohio                         000-21561                31-1001529
          ----                         ---------                ----------
(State or other jurisdiction    (Commission File Number)      (IRS  Employer
      of incorporation)                                     Identification No.)


4750 Hempstead Station Drive, Dayton, Ohio                  45429
------------------------------------------                  -----
(Address of principal executive offices)                  (Zip Code)


Registrant's telephone number, including area code:  (937) 291-8282
                                                     --------------

N/A
--------------------------------------------------------------------------------
(Former name or former address, if changed since last report)

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

The purpose of the filing of this Form 8-K/A is to provide the audited financial statements of certain assets and certain liabilities of the computer supply business (the "Division") of Axidata Inc., a wholly-owned subsidiary of Abitibi Consolidated, Inc. ("ACI") required by this Item relating to the Registrant's acquisition of the Division. The pro forma data called for by this Item is also included. The Form 8-K relating to the acquisition was filed with the Securities and Exchange Commission on December 16, 1998.

On December 10, 1998, Miami Computer Supply Corporation ("MCSC"), through a newly created wholly-owned Canadian subsidiary established for that purpose, closed its acquisition of certain assets and certain liabilities of the Division. In addition, MCSC loaned ACI Cdn$31,602,000, an amount equal to the net accounts receivable of the Division. ACI has agreed to permit MCSC to reduce this loan using customer payments of these receivables. At the end of a 120 day period after closing, ACI will assume any unpaid receivables and pay MCSC the amount of any unpaid receivables. The assets acquired primarily included inventories and property and equipment while the primary liabilities assumed included accounts payable and accrued liabilities related to the Division. The initial purchase price for the acquisition was Cdn$28,223,000 in cash and related out-of-pocket expenses. The purchase price was funded from the Company's lending arrangement with PNC Bank, N.A.

Subsequently, on December 31, 1998, pursuant to the Asset Purchase Agreement, an additional payment of Cdn$7.6 million was made by MCSC to ACI to reflect the final determination of the net assets acquired.

FINANCIAL STATEMENTS AND PRO FORMA DATA:

The audited financial statements of the Division as of November 30, 1998 and December 31, 1997 and for the eleven months ended November 30, 1998 and the year ended December 31, 1997, respectively, required by this Item are included herein on pages 4 through 13 of this Form 8-K/A.

The Unaudited Pro Forma Financial Information required by this Item is included on pages 14 through 17 of this Form 8-K/A. The Unaudited Pro Forma Financial Information assume that the acquisition occurred, with respect to the September 30, 1998 balance sheet information, on September 30, 1998, and with respect to the statement of operations information, at the beginning of each of the periods presented.

The Unaudited Pro Forma Financial Information is not intended to be indicative of the financial position or results of operations had the acquisitions actually occurred on the dates indicated.

The unaudited pro forma balance sheet reflects the allocation of the purchase price to the estimated fair value of the assets acquired and liabilities assumed, with the residual being allocated to goodwill. While MCSC will undertake a more in depth evaluation of the fair value of the net assets acquired, it is not expected to differ materially from the purchase price allocation included herein.

The unaudited pro forma statements of operations reflect the effects of the purchase allocation described above and the resultant amortization of goodwill and additional interest expense associated with the cash used to fund the acquisition, along with other adjustments directly attributable to the transaction. The pro forma data reflects adjustments directly related to the acquisition, and does not include adjustments that may arise as a consequence of the acquisition, such as cost savings, improved efficiencies, etc. Therefore, the pro forma data is not necessarily indicative of operating results that would have occurred for the year ended December 31, 1997 or the nine months ended September 30, 1998, or in future periods, had the acquisition actually occurred on January 1, 1997.

EXHIBITS:


EXHIBIT NO.              DESCRIPTION
-------------------------------------------------------------------------------
    23                Consent of Chartered Accountants

    99                Safe Harbor Under the Private Securities Litigation
                      Reform Act of 1995


                                 [LETTERHEAD]






Auditors' Report

To the Directors of
Miami Computer Supply Corporation


We have audited the balance sheets of THE COMPUTER SUPPLIES BUSINESS OF AXIDATA INC. as at November 30, 1998 and December 31, 1997 and the statements of income and changes in financial position for the eleven months ended November 30, 1998 and the year ended December 31, 1997. These financial statements are the responsibility of the division's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the division as at November 30, 1998 and December 31, 1997 and the results of its operations and its cash flows for the eleven months ended November 30, 1998 and the year ended December 31, 1997 in accordance with Canadian generally accepted accounting principles.


PRICEWATERHOUSE COOPERS LLP
CHARTERED ACCOUNTANTS
January 29, 1999

THE COMPUTER SUPPLIES BUSINESS OF AXIDATA, INC.
BALANCE SHEETS
(IN THOUSANDS OF CANADIAN DOLLARS)
--------------------------------------------------------------------------------


                                                               NOVEMBER 30,             DECEMBER 31,
                                                                       1998                     1997
ASSETS

CURRENT ASSETS
Accounts receivable
   Trade - less allowance for doubtful accounts of $396
       (December 31, 1997 - $337)                                   $29,184                  $25,137
   Other                                                              2,367                    2,281
Inventories (note 2)                                                 18,847                   15,563
Prepaid expenses                                                        485                      712
                                                               ---------------------------------------

                                                                     50,883                   43,693

CAPITAL ASSETS (note 3)                                               6,254                    7,177
                                                               ---------------------------------------

                                                                    $57,137                  $50,870
                                                               ---------------------------------------
                                                               ---------------------------------------

LIABILITIES

CURRENT LIABILITIES
Accounts payable                                                    $12,222                  $11,255
Accrued liabilities                                                   1,432                    1,819
                                                               ---------------------------------------

                                                                     13,654                   13,074

DEFERRED INCOME TAXES                                                   590                      590
                                                               ---------------------------------------

                                                                     14,244                   13,664

DIVISIONAL EQUITY (note 4)                                           42,893                   37,206
                                                               ---------------------------------------

                                                                    $57,137                  $50,870
                                                               ---------------------------------------
                                                               ---------------------------------------


THE COMPUTER SUPPLIES BUSINESS OF AXIDATA, INC.
Statements of Income
--------------------------------------------------------------------------------
(in thousands of Canadian dollars)


                                                     ELEVEN MONTHS
                                                             ENDED              YEAR ENDED
                                                      NOVEMBER 30,            DECEMBER 31,
                                                              1998                    1997
SALES                                                     $226,483                $181,528

COST OF GOODS SOLD                                         202,761                 159,278
                                                     ---------------------------------------

GROSS PROFIT                                                23,722                  22,250
                                                     ---------------------------------------

OPERATING EXPENSES
Selling and administrative (note 7)                          9,622                  12,399
Warehouse and distribution                                   3,658                   3,921
Freight                                                      2,724                   2,468
Bad debts                                                      309                     171
Other                                                          369                     288
                                                     ---------------------------------------

                                                            16,682                  19,247
                                                     ---------------------------------------

OPERATING INCOME BEFORE EMPLOYEE SEVERANCE COSTS             7,040                   3,003

EMPLOYEE SEVERANCE COSTS                                      (978)                      -
                                                     ---------------------------------------

OPERATING INCOME                                             6,062                   3,003

LOSS ON SALE OF ACCOUNTS RECEIVABLE (note 5)                     -                    (208)

INTEREST (note 4)                                             (891)                   (710)
                                                     ---------------------------------------

INCOME BEFORE INCOME TAXES                                   5,171                   2,085
                                                     ---------------------------------------

PROVISION FOR INCOME TAXES (note 6)
Current                                                      2,370                   1,000
Deferred                                                         -                     100
                                                     ---------------------------------------

                                                             2,370                   1,100
                                                     ---------------------------------------

NET INCOME FOR THE PERIOD                                 $  2,801                $    985
                                                     ---------------------------------------
                                                     ---------------------------------------


THE COMPUTER SUPPLIES BUSINESS OF AXIDATA, INC.
Statements of Changes in Financial Position
--------------------------------------------------------------------------------
(in thousands of Canadian dollars)


                                                          ELEVEN MONTHS
                                                                  ENDED              YEAR ENDED
                                                           NOVEMBER 30,            DECEMBER 31,
                                                                   1998                    1997
CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES
Net income for the period                                       $ 2,801                $    985
Items not affecting cash
    Amortization of capital assets                                1,367                   1,436
    Deferred income taxes                                             -                     100
Net change in non-cash working capital balances                  (6,610)                (10,350)
                                                          ----------------------------------------

                                                                 (2,442)                 (7,829)

CASH USED IN INVESTING ACTIVITIES
Purchase of capital assets                                         (444)                 (1,610)

CASH PROVIDED BY FINANCING ACTIVITIES
Advances from ACI and the Company - net (note 4)                  2,886                   9,439
                                                          ----------------------------------------

INCREASE IN CASH DURING THE PERIOD AND CASH AT END OF PERIOD    $     -                $      -
                                                          ----------------------------------------
                                                          ----------------------------------------


THE COMPUTER SUPPLIES BUSINESS OF AXIDATA INC.
Notes to Financial Statements
NOVEMBER 30, 1998 AND DECEMBER 31, 1997
--------------------------------------------------------------------------------
(in thousands of Canadian dollars)


1     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      BASIS OF PRESENTATION

      The operations of the Computer Supplies Business (the Division) were owned by Abitibi-Consolidated Inc. (ACI) through its wholly-owned subsidiary Axidata Inc. (the Company) prior to the sale to Miami Computer Supply Corporation (MCSC) on December 10, 1998. Under the purchase and sale agreement, MCSC purchased the inventories, prepaid expenses, capital assets and business of the Division and assumed the accounts payable and accrued liabilities. The Division is a distributor of computer consumables, peripherals and accessories. The Division's customers are primarily located in eastern Canada and include specialized computer supplies dealers, value added computer resellers and office products distributors and retailers.

      These special purpose financial statements have been prepared to enable the purchaser to meet certain U.S. regulatory filing requirements.

      INVENTORIES

      Inventories are valued at the lower of cost and net realizable value with cost determined on a first-in, first-out basis.

      CAPITAL ASSETS

      Capital assets are recorded at cost less accumulated amortization. Straight-line amortization is used to amortize capital assets over their estimated useful lives. The rates used are as follows:

           Computer software and equipment                       4 - 10 years
           Office furniture and equipment                             4 years
           Machinery and equipment                              10 - 25 years
           Leasehold improvements                                4 - 10 years


      INCOME TAXES

      The Division follows the deferred method of accounting for income taxes. Income tax provisions are based on accounting income and deferred taxes relate to timing differences in recognizing income and expenses for accounting and tax purposes. New recommendations of The Canadian Institute of Chartered Accountants in connection with income taxes were announced in the fall of 1997 and must be adopted by the year 2000. The impact of this change in accounting for income taxes would be similar to the adjustments disclosed in note 9(b) of these financial statements.

      FOREIGN EXCHANGE

      Monetary assets and liabilities arising from transactions denominated in a foreign currency are translated at the rate of exchange prevailing at period-end. Revenues and expenses are translated at prevailing market rates at the date of the transactions.

THE COMPUTER SUPPLIES BUSINESS OF AXIDATA INC.
Notes to Financial Statements
NOVEMBER 30, 1998 AND DECEMBER 31, 1997
--------------------------------------------------------------------------------
(in thousands of Canadian dollars)


      REVENUE RECOGNITION

      Revenues are recognized at the time of shipment of products.

      USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures on contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      FINANCIAL INSTRUMENTS

      The recorded values of the Division's financial instruments, which include accounts receivable and accounts payable and accrued liabilities, approximate market value. In the opinion of management, the Division does not have any significant concentration of credit risk. Concentration of credit risk with respect to accounts receivable is limited due to the number of customers and channels to and through which the Division's products are sold.

2     INVENTORIES


                                         NOVEMBER 30,          DECEMBER 31,
                                                 1998                  1997
      Raw materials                           $ 1,196               $ 1,681
      Finished goods                           17,651                13,882
                                         ------------------------------------

                                              $18,847               $15,563
                                         ------------------------------------
                                         ------------------------------------


3     CAPITAL ASSETS


                                                             NOVEMBER 30, 1998
                                         ---------------------------------------
                                                       ACCUMULATED
                                            COST      AMORTIZATION         NET
      Computer software and equipment    $ 3,355            $1,650      $1,705
      Office furniture and equipment         876               598         278
      Machinery and equipment              5,298             1,389       3,909
      Leasehold improvements                 525               163         362
                                         ---------------------------------------

                                         $10,054            $3,800      $6,254
                                         ---------------------------------------
                                         ---------------------------------------


THE COMPUTER SUPPLIES BUSINESS OF AXIDATA INC.
Notes to Financial Statements
NOVEMBER 30, 1998 AND DECEMBER 31, 1997
--------------------------------------------------------------------------------
(in thousands of Canadian dollars)



                                                             DECEMBER 31, 1997
                                          --------------------------------------
                                                       ACCUMULATED
                                            COST      AMORTIZATION         NET
      Computer software and equipment     $2,933            $  951      $1,982
      Office furniture and equipment         859               479         380
      Machinery and equipment              5,297               915       4,382
      Leasehold improvements                 521                88         433
                                          --------------------------------------

                                          $9,610            $2,433      $7,177
                                          --------------------------------------
                                          --------------------------------------


4    DIVISIONAL EQUITY


                                              NOVEMBER 30,          DECEMBER 31,
                                                      1998                  1997
      Opening divisional equity                    $37,206               $26,782
      Net income                                     2,801                   985
      Net advances from ACI and the Company          2,886                 9,439
                                              ------------------------------------

      Closing divisional equity                    $42,893               $37,206
                                              ------------------------------------
                                              ------------------------------------



      Included in divisional equity is an allocation of ACI debt of $11,000 (December 31, 1997 - $22,050) bearing interest at the Canadian bankers' acceptance rate plus 3/8% (1997 - 1%) per annum which has no fixed terms of repayment. The remaining ACI and Company balances are non-interest bearing with no fixed terms of repayment. The non-interest bearing advances averaged $12,500 (1997 - $8,700). Interest expense on ACI debt amounted to $891 for the period ended November 30, 1998 (December 31, 1997 - $641).

      The Division sold inventory in the amount of approximately $11,000 (December 31, 1997 - $10,000) to affiliated companies during the period.

5     SALE OF ACCOUNTS RECEIVABLE

      Under ongoing agreements with major banks, accounts receivable were sold to two of ACI's wholly owned subsidiary companies beginning in late 1996. These affiliated companies then sold the receivables, with minimal recourse to the banks. The Company acted as a service agent and administered the collection of the accounts receivable. The program was discontinued in early 1997.

THE COMPUTER SUPPLIES BUSINESS OF AXIDATA INC.
Notes to Financial Statements
NOVEMBER 30, 1998 AND DECEMBER 31, 1997
--------------------------------------------------------------------------------
(in thousands of Canadian dollars)


6     INCOME TAXES

      The Division's income taxes are filed as part of the Company's tax filings. Income taxes are calculated on the basis that the Division was a separate taxable entity. Earnings have been charged with income taxes relating to reported profits and the income taxes allocated are recorded through advances from ACI. The combined statutory federal and provincial income tax rate is 41% and may be reconciled to the Division's effective tax rate as follows:


                                                                  NOVEMBER 30,              DECEMBER 31,
                                                                          1998                      1997
           Income before income taxes for the period                    $5,171                    $2,085
           Provision for income taxes                                   $2,370                    $1,100

           Effective income tax rate                                       46%                       53%


           Reconciliation to statutory tax rate
               Combined federal/provincial income tax rate                 41%                       41%
               Non-deductible capital asset amortization                     2                         5
               Canadian Large Corporations Tax                               2                         5
               Other                                                         1                         2
                                                                  ----------------------------------------

                                                                           46%                       53%
                                                                  ----------------------------------------
                                                                  ----------------------------------------



7     ALLOCATION OF EXPENSES

      Selling and administrative expenses of the Division are allocated costs and were allocated by the Company between its various business units based on activity levels and the use of personnel using management's best estimates. Total selling and administrative expenses of the Company in periods ended November 30, 1998 and December 31, 1997 were $13,970 and $18,985, respectively.

      Included in selling, general and administrative expenses are ACI administrative charges related primarily to executive administration, legal, treasury and internal audit services of $55 and $300, respectively, for the periods ended November 30, 1998 and December 31, 1997. In the opinion of management, these costs have been allocated on a reasonable and consistent basis.

THE COMPUTER SUPPLIES BUSINESS OF AXIDATA INC.
Notes to Financial Statements
NOVEMBER 30, 1998 AND DECEMBER 31, 1997
--------------------------------------------------------------------------------
(in thousands of Canadian dollars)


8     COMMITMENTS AND CONTINGENCIES

      Approximate commitments under contractual obligations are summarized as follows:


                                                                                        2004 AND
                                    1999      2000      2001      2002      2003      THEREAFTER
           Leases on premises       $748      $664      $585      $572      $572          $2,297
           Leases on equipment       589       157        38        11        11               -



      The Division carries products and accessories purchased from numerous suppliers and approximately 60% of the Division's net sales in the periods ended November 30, 1998 and December 31, 1997 were derived from products purchased from the Division's five largest suppliers.

      The Division has one significant customer with sales for the periods ended November 30, 1998 and December 31, 1997 approximating 15% of the Division's sales.

      UNCERTAINTY DUE TO THE YEAR 2000 ISSUE

      The Year 2000 Issue arises because many computerized systems use two digits rather than four to identify a year. Date-sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using year 2000 dates is processed. In addition, similar problems may arise in some systems which use certain dates in 1999 to represent something other than a date. The effects of the year 2000 issue may be experienced before, on, or after January 1, 2000, and, if not addressed, the impact on operations and financial reporting may range from minor errors to significant systems failure which could affect an entity's ability to conduct normal business operations. It is not possible to be certain that all aspects of the Year 2000 Issue affecting the entity, including those related to the efforts of customers, suppliers, or other third parties, will be fully resolved.

THE COMPUTER SUPPLIES BUSINESS OF AXIDATA INC.
Notes to Financial Statements
NOVEMBER 30, 1998 AND DECEMBER 31, 1997
--------------------------------------------------------------------------------
(in thousands of Canadian dollars)


9 RECONCILIATION OF CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

      These financial statements have been prepared in accordance with accounting principles generally accepted in Canada. United States generally accepted accounting principles (U.S. GAAP) differ in the following material respects:

      RECONCILIATION TO U.S. GAAP


                                                                      NOVEMBER 30, 1998                    DECEMBER 31, 1997
                                                          -------------------------------    ---------------------------------
                                                                  NET        DIVISIONAL                NET        DIVISIONAL
                                                               INCOME            EQUITY             INCOME            EQUITY
      Canadian GAAP                                            $2,801           $42,893               $985           $37,206
      Goodwill adjustment (a)                                    (183)            3,703               (200)            3,886
      Deferred income tax adjustment (b)                           94              (777)               103              (871)
                                                          --------------------------------------------------------------------

      U.S. GAAP                                                $2,712           $45,819              $ 888           $40,221
                                                          --------------------------------------------------------------------
                                                          --------------------------------------------------------------------


      a) Under U.S. GAAP, the acquisition price paid by ACI for certain businesses would be "pushed down" and adjusted in the financial statements of the Division. Goodwill of approximately $4,000 would have been recorded on the 1996 acquisition of Tenex Data Corporation. The goodwill balances at November 30, 1998 and December 31, 1997 would have been $3,703 and $3,886, respectively. The goodwill balance does not have an income tax base and the related amortization expense is a permanent difference for tax purposes and is being amortized on a straight-line basis over 20 years.

      b) Under FAS 109, the asset and liability method of accounting for income taxes is used. Deferred taxes on the balance sheet at November 30, 1998 and December 31, 1997 would have been increased by $777 and $871, respectively, under U.S. GAAP.

                                              Miami Computer Supply Corporation
                                              Unaudited Pro Forma Balance Sheet
                                               (In thousands of U.S. dollars)



                                                    MCSC           Division
                                                September 30,    November 30,       U.S. GAAP          Pro Forma
                                                    1998           1998 (1)      Adjustments (1)    Adjustments (2)    Pro Forma
                                                -------------    ------------    ---------------    ---------------    ---------
Cash and cash equivalents                            $  1,661         $     -             $    -           $      -     $  1,661
Accounts receivable                                    48,525          20,593                  -                  -       69,118
Inventory                                              30,480          12,301                  -                  -       42,781
Prepaid expenses                                          920             317                  -                  -        1,237
Deferred income tax assets                                244               -                  -                  -          244
                                                -------------    ------------    ---------------    ---------------    ---------
  Total current assets                                 81,830          33,211                  -                  -      115,041

Property, plant and equipment, net                      7,942           4,083                  -                  -       12,025
Intangible assets                                      59,122               -              2,417             13,409       74,948
Other assets                                            1,866               -                  -                  -        1,866
                                                -------------    ------------    ---------------    ---------------    ---------
  Total assets                                       $150,760         $37,294             $2,417           $ 13,409     $203,880
                                                -------------    ------------    ---------------    ---------------    ---------
                                                -------------    ------------    ---------------    ---------------    ---------

Accounts payable                                     $ 23,040         $ 7,977             $    -           $      -     $ 31,017
Accrued expenses                                        5,926             935                  -                  -        6,861
Current portion of long-term debt                         132               -                  -                  -          132
                                                -------------    ------------    ---------------    ---------------    ---------
  Total current liabilities                            29,098           8,912                  -                  -       38,010

Long-term debt                                         32,116               -                  -             44,208       76,324
Deferred income taxes                                      83             385               (385)                 -           83
Stockholders' equity                                   89,463          27,997              2,802            (30,799)      89,463
                                                -------------    ------------    ---------------    ---------------    ---------
  Total liabilities and stockholders' equity         $150,760         $37,294             $2,417           $ 13,409     $203,880
                                                -------------    ------------    ---------------    ---------------    ---------
                                                -------------    ------------    ---------------    ---------------    ---------


               See notes to the Unaudited Pro Forma Information.


                                     Miami Computer Supply Corporation
                                Unaudited Pro Forma Statement of Operations
                                       Year Ended December 31, 1997
                     (In thousands of U.S. dollars except share and per share data)


                                                        Historical
                                                --------------------------     Pro Forma
                                                   MCSC       Division (1)    Adjustments        Pro Forma
                                                ----------    ------------    -----------        ----------
Net sales                                       $  107,486        $130,700        $     -        $  238,186
Cost of sales                                       88,190         114,680              -           202,870
                                                ----------    ------------    -----------        ----------

Gross profit                                        19,296          16,020              -            35,316
Selling, general and administrative expenses        15,440          14,008            396 (3)        29,844
                                                ----------    ------------    -----------        ----------

Operating income                                     3,856           2,012           (396)            5,472
Interest expense                                      (180)           (511)         3,537 (4)        (4,228)
Other income (expense)                                  43               -              -                43
                                                ----------    ------------    -----------        ----------

Income before income taxes                           3,719           1,501         (3,933)            1,287
Provision for income taxes                           1,507             792         (1,648)(5)           651
                                                ----------    ------------    -----------        ----------

Net income                                      $    2,212        $    709        $(2,285)       $      636
                                                ----------    ------------    -----------        ----------
                                                ----------    ------------    -----------        ----------

Earnings per share of common stock - basic      $      .39                                       $      .11
                                                ----------                                       ----------
                                                ----------                                       ----------

Earnings per share of common stock - diluted    $      .39                                       $      .11
                                                ----------                                       ----------
                                                ----------                                       ----------

Average shares outstanding - basic               5,671,833                                        5,671,833
                                                ----------                                       ----------
                                                ----------                                       ----------

Average shares outstanding - diluted             5,722,440                                        5,722,440
                                                ----------                                       ----------
                                                ----------                                       ----------


               See notes to the Unaudited Pro Forma Information.

                                            Miami Computer Supply Corporation
                                       Unaudited Pro Forma Statement of Operations
                                          Nine Months Ended September 30, 1998
                             (In thousands of U.S. dollars except share and per share data)




                                                    Historical - Nine Months Ended
                                                ---------------------------------------
                                                       MCSC               Division          Pro Forma
                                                September 30, 1998    November 30, 1998    Adjustments        Pro Forma
                                                ------------------    -----------------    -----------        ----------
Net sales                                               $  197,797             $129,670        $     -        $  327,467
Cost of sales                                              154,297              116,383              -           270,680
                                                ------------------    -----------------    -----------        ----------

Gross profit                                                43,500               13,287              -            56,787
Selling, general and administrative expenses                34,660                9,871            297 (3)        44,828
                                                ------------------    -----------------    -----------        ----------

Operating income                                             8,840                3,416           (297)           11,959
Interest expense                                            (1,593)                (495)         2,487 (4)        (4,575)
Other income (expense)                                         118                    -              -               118
                                                ------------------    -----------------    -----------        ----------

Income before income taxes                                   7,365                2,921         (2,784)            7,502
Provision for income taxes                                   3,260                1,337         (1,164)(5)         3,433
                                                ------------------    -----------------    -----------        ----------

Net income                                              $    4,105             $  1,584        $(1,620)       $    4,069
                                                ------------------    -----------------    -----------        ----------
                                                ------------------    -----------------    -----------        ----------

Earnings per share of common stock - basic              $      .46                                            $      .46
                                                ------------------                                            ----------
                                                ------------------                                            ----------

Earnings per share of common stock - diluted            $      .45                                            $      .45
                                                ------------------                                            ----------
                                                ------------------                                            ----------

Average shares outstanding - basic                       8,925,673                                             8,925,673
                                                ------------------                                            ----------
                                                ------------------                                            ----------

Average shares outstanding - diluted                     9,129,690                                             9,129,690
                                                ------------------                                            ----------
                                                ------------------                                            ----------


               See notes to the Unaudited Pro Forma Information.

                       Miami Computer Supply Corporation
              Notes to Unaudited Pro Forma Financial Information
                        (In thousands of U.S. dollars)


1) Information with respect to the Division was derived from the historical financial statements of the Division and was converted to U.S. dollars using the current Canadian to U.S. dollar exchange rate as of November 30, 1998 for balance sheet data and the average Canadian to U.S. dollar exchange rate for the year ended December 31, 1997 and the nine months ended November 30, 1998, respectively, for statement of operations data. U.S. GAAP adjustments reflect, with respect to the balance sheet data,
    (a) goodwill associated with ACI's previous acquisition of a portion of the Division and (b) elimination of deferred income taxes inasmuch as this transaction was an asset purchase and no book/tax basis differences existed at the acquisition date. The effect of the U.S. GAAP adjustments on statement of operations data is included in the pro forma adjustments described below.

2)  The unaudited pro forma balance sheet has been adjusted to reflect:

    a)   The elimination of the Division's divisional equity.

    b) MCSC's use of borrowed funds under its current lending arrangements to fund the purchase and transaction related expenses.

    c) The allocation of the purchase price to the estimated fair value of assets acquired and liabilities assumed with the remainder being allocated to goodwill.

3) To reflect amortization of goodwill over an estimated useful life of 40 years.

4) To reflect increased interest expense based on MCSC's use of its bank line of credit to fund the transaction at 8.0% per annum for the year ended December 31, 1997 and 7.5% per annum for the nine months ended
    September 30, 1998, respectively.

5) To reflect the income tax benefit from goodwill amortization (to the extent it is tax deductible under Canadian law) and interest expense, as shown in the table below:


                                               Tax expense (benefit)
                                           -----------------------------
                                               Year         Nine months
                                              ended            ended
                                           December 31,    September 30,
                                               1997            1998
                                          ------------    -------------
          Goodwill amortization                 $  (127)         $   (95)
          Interest expense                       (1,521)          (1,069)
                                           ------------    -------------
                                                $(1,648)         $(1,164)
                                           ------------    -------------
                                           ------------    -------------


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Miami Computer Supply Corporation
---------------------------------


Date: February 24, 1999
      ------------------------------------

/s/ Ira H. Stanley
------------------------------------------
Ira H. Stanley
Vice President and Chief Financial Officer